EXHIBIT 99.1

Flushing Financial Corporation Reports Record Full Year GAAP Diluted EPS of $2.24; 10.2% Annual Loan Growth While Credit Quality Remains Strong

FOURTH QUARTER 20161

  GAAP diluted EPS was $0.50, up 35.1%, and core diluted EPS was $0.40, up 2.6% QoQ
  Net interest income was $42.4 million, up 1.5%, and net interest margin was 2.96%, up 2bps QoQ
    Excluding prepayment penalty income from loans and securities and recovered interest from nonaccrual loans, net interest margin was 2.81%, unchanged QoQ
  GAAP ROAE was 11.2%, compared with 9.9% and core ROAE was 9.1%, compared with 10.3% for 4Q15
  GAAP ROAA was 1.0%, compared with 0.8% and core ROAA was 0.8%, compared with 0.9% for 4Q15
  Raised $75.0 million of subordinated debt
  Sold two branch buildings for a pre-tax gain of $14.2 million
  Restructured balance sheet by prepaying $130.0 million in advances at an average cost of 2.82% and $40.0 million in repurchase agreements at an average cost of 3.45%, recording a prepayment penalty of $8.3 million

FULL YEAR 20161

  GAAP diluted EPS was a record $2.24, up 40.9%, and core diluted EPS was $1.52, up 2.0% YoY
  Net interest income was a record $167.1 million, up 8.2%, and net interest margin was 2.97%, down 7bps YoY
    Excluding prepayment penalty income from loans and securities and recovered interest from nonaccrual loans, the net interest margin was 2.83%, down 5bps YoY
  GAAP ROAE was 13.1%, compared with 9.9% and core ROAE was 8.9%, compared with 9.3% for 2015
  GAAP ROAA was 1.1%, compared with 0.9% and core ROAA was 0.7%, compared with 0.8% for 2015
  Sold three branch buildings for a pre-tax gain of $48.0 million

UNIONDALE, N.Y., Jan. 31, 2017 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the fourth quarter and the year ended December 31, 2016.

John R. Buran, President and Chief Executive Officer, remarked, “The results achieved for the fourth quarter reflect the continued successful execution of our strategy to maintain net loan growth and increase net interest income by focusing on yield, as opposed to volume.  We emphasized assets with the best risk-adjusted returns, resulting in strong GAAP and core diluted EPS of $0.50 and $0.40, respectively.  We are pleased to see the beginning of a return to pricing power as the yield on originated loans and commitments in the pipeline have both increased quarter over quarter while we maintain consistently prudent underwriting standards.”

____________________________________
1 Core earnings and core diluted earnings per common share (“EPS”) are not Generally Accepted Accounting Principle (“GAAP”) measures.  Core earnings exclude the effects of the net gains/losses from the sale of buildings and securities and from fair value adjustments, prepayment penalties from the extinguishment of debt, and gains from life insurance proceeds.

For a reconciliation of core earnings and core diluted EPS to net income and GAAP diluted EPS, please refer to the table entitled “Reconciliation of GAAP Earnings and Core Earnings.”

“We made progress on our drive to improve operational scalability and efficiency by reconfiguring our fourth branch to our ‘tellerless’ universal banker model.  We continued to effectively manage credit risk posting another net recovery this quarter.  Also, we continued to grow core deposits as our consumer and business checking balances improved.”

Strategic Update:

The Company completed several strategic actions in this extremely productive year to position itself for profitable growth in 2017 and beyond.

  Obtained favorable credit ratings with a Stable outlook for both the Company (A-/K2) and the Bank (BBB+/K2), from The Kroll Bond Rating Agency and raised $75.0 million of fixed-to-floating rate subordinated debt (5.25% fixed for five years) to fund balance sheet growth and further enhance our already strong regulatory capital ratios
  Restructured our balance sheet to further benefit as the spread between 2- and 10-year Treasury yields widens and to support net interest margin in a rising rate environment
  Sold two branch buildings in the fourth quarter, recognizing a pre-tax gain of $14.2 million, which brings the total for 2016 to three branch buildings sold for a pre-tax gain of $48.0 million
  Completed the renovation of two branches during 2016 to the Universal Banker model, which will result in savings in both personnel and occupancy costs, and developed plans to convert an additional three branches during 2017.  This will provide our customers with cutting-edge technology and a higher-quality experience in 8 of our 19 branches.
  Obtained approval from the FDIC for two new full-service branches in the Flushing, Queens market, where we plan to move two of our traditional branches, as we continue to invest in technology and convert our branches to our Universal Banker model
  Piloted an in branch program, “LISA” (Live Interactive Service Assistant), which allows customers to experience a ‘Facetime™-like’ conversation with a dedicated banker until 11 p.m., 7 days a week

The strategic plan continues to emphasize the diversified growth of multi-family, commercial real estate (“CRE”), and commercial business loans while maintaining a conservative approach to managing risk.  In the fourth quarter, $243.2 million of multi-family, CRE, and commercial business loans were originated, representing 86.1% of all originations while maintaining conservative loan-to-values, debt coverage ratios, and increasing yield.

Mr. Buran added, “Stress testing and portfolio management have enhanced our disciplined approach to due diligence and overall risk management of CRE concentration.  Furthermore, recently raised subordinated debt reduced our regulatory CRE concentration from 613% in 3Q16 to 545% in 4Q16.”

The Company continues to focus on maintaining strong risk management practices, including conservative underwriting standards and improving yields to achieve desired risk-adjusted returns.

  The average interest rate obtained for fourth quarter originations was 3.81% compared to 3.74% for the linked quarter and 3.68% for the quarter ended December 31, 2015.
  The average rate of mortgage loan applications in the pipeline totaled 4.20% at December 31, 2016 as compared to 4.05% at September 30, 2016, and 3.94% at December 31, 2015.
  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during the fourth quarter of 2016 had a low average loan-to-value ratio of 47.0% and an average debt coverage ratio of 203%
  The loan-to-value ratio on real estate dependent loans as of December 31, 2016 totaled just 40.5%.
  Stress test the regulatory CRE concentration as if a $10 billion institution and have internal stress tests validated by an independent third party
  Actively monitor and implement regulatory recommendations surrounding the enhanced due diligence of the regulatory CRE concentration

Buran concluded, “Overall, we remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

Summary of Strategic Objectives

  Increase core deposits and continue to improve funding mix
  Increase net interest income by leveraging loan pricing opportunities
  Enhance core earnings power by managing net interest margin and improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Quarter ended December 31, 2016 (4Q16) compared to the quarters ended December 31, 2015 (4Q15) and September 30, 2016 (3Q16).

Net Interest Income

Net interest income for 4Q16 was $42.4 million, an increase of 7.4% YoY and an increase of 1.5% QoQ.

  Average balance of total interest-earning assets of $5,717.3 million increased $432.3 million, or 8.2% YoY and $32.9 million, or 0.6% QoQ
  Yield on interest-earning assets of 3.92% decreased five basis points YoY but increased one basis point QoQ
  Cost of interest-bearing liabilities of 1.08% decreased two basis points YoY and decreased one basis point QoQ, driven by an improvement in our funding mix
  Net interest margin of 2.96%, decreased two basis points YoY but increased two basis points QoQ
  Net interest spread of 2.84%, decreased three basis points YoY but increased two basis points QoQ
  Includes prepayment penalty income from loans and securities of $1.6 million in each of 4Q16 and 4Q15, compared with $1.5 million in 3Q16, and recovered interest from nonaccrual loans of $0.6 million, compared with $0.2 million in 4Q15 and $0.3 million in 3Q16
  Excluding prepayment penalty income from loans and securities and recovered interest from nonaccrual loans, the yield on interest-earning assets, would have been 3.77% in 4Q16, compared with 3.83% in 4Q15 and 3.81% in 3Q16, and the net interest margin would have been 2.81% in 4Q16, compared with 2.84% in 4Q15 and 2.81% in 3Q16
  Cost of funds of 1.01% decreased three basis points YoY and decreased two basis points QoQ

Non-interest Income

Non-interest income (excluding: net gains on sale of buildings and net gain/losses on the sale of securities) for 4Q16 was $2.1 million, a decrease of $0.1 million, or 3.9% YoY, but an increase of $0.2 million, or 11.2% QoQ.

  Increase in fair value adjustments of $0.4 million and $0.3 million compared to 4Q15 and 3Q16, respectively

Non-interest Expense

Non-interest expense for 4Q16 was $35.4 million, an increase of $11.6 million, or 48.5% YoY, and an increase of $9.1 million, or 34.6% QoQ, largely driven by a $8.3 million non-recurring prepayment penalty.

  The $8.3 million non-recurring penalty on the prepayment of $130.0 million in advances and $40.0 million in repurchase agreements, as part of a balance sheet restructure, is expected to improve future net interest margin
  Salaries and benefits increased $3.2 million YoY primarily due to annual salary increases, additions in staffing and an increase in stock-based compensation and increased $1.0 million QoQ due to an increase in year-end incentive accruals from exceeding certain performance targets, and an increase in stock-based compensation costs because of an increase in the Company’s stock price
  4Q16 and 3Q16 include write-downs of $0.2 and $0.8 million, respectively, on one OREO property that was sold in 4Q16
  Non-interest expense (excluding: salaries and benefits expense, prepayment penalty on borrowings and net gain/losses on sale of OREO) totaled $11.0 million, a decrease of $0.2 million, or 1.6% YoY, but an increase of $0.4 million, or 3.5% QoQ
  The efficiency ratio increased to 59.6% in 4Q16 from 56.0% in 4Q15 and 57.4% in 3Q16

Provision for Income Taxes

The provision for income taxes for 4Q16 was $8.1 million, an increase of $2.7 million YoY and an increase of $1.5 million QoQ.

  Income before income taxes increased by $5.3 million YoY and $5.1 million QoQ
  Effective tax rates of 36.2% in 4Q16, 38.5% in 3Q16 and 31.9% in 4Q15 were impacted by adjustments to the percentage of income allocated to New York City for municipal income taxes

Financial Condition Summary:

Loans:

  Net loans were $4,813.5 million reflecting an increase of 2.0% QoQ (not annualized) and 10.2% YoY as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full banking relationship
  Loan originations and purchases of multi-family, commercial real estate and commercial business loans totaled $1,020.7 million for the year, or 90.1% of loan production
  Loan purchases which are underwritten to the same standards as organic originations, were $186.7 million for the year, a decrease of $92.2 million YoY
  Loan pipeline totaled $310.9 million at December 31, 2016, compared to $289.3 million at September 30, 2016 and $330.5 million at December 31, 2015
  Multi-family (excluding underlying co-operative mortgages), commercial real estate and one-to-four family mixed-use property mortgage loans originated during the quarter had an average loan-to-value ratio of 47.0% and an average debt coverage ratio of 203%

The following table shows the average rate received from loan originations and purchases for the periods indicated:

	For the three months ended
	December 31,	September 30,	December 31,
Loan type	2016	2016	2015
Mortgage loans	3.70%	3.52%	3.60%
Non-mortgage loans	4.05%	4.12%	3.88%
Total loans	3.81%	3.74%	3.68%

Credit Quality:

  Non-performing loans totaled $21.4 million, a decrease of $4.7 million, or 17.9%, from $26.1 million at December 31, 2015
  Classified assets totaled $44.0 million, an increase of $0.1 million, or 0.2%, from $43.9 million at December 31, 2015, primarily due to an increase in substandard taxi medallion loans, partially offset by reductions in non-performing assets
  Loans classified as troubled debt restructured totaled $17.4 million, an increase of $7.9 million, or 83.4%, from $9.5 million at December 31, 2015, primarily due to the addition of restructured taxi medallion loans
  Strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 39.1% average loan-to-value for non-performing loans collateralized by real estate
  In 2016, no provision for loan losses was recorded compared with a benefit of $1.0 million recorded in the comparable prior year period
  Net recoveries totaled $0.7 million in 2016, amid continued improvement in credit conditions
  We anticipate continued low loss content in the loan portfolio given the average loan-to-value of 39.1% for non-performing loans collateralized by real estate using the appraised value at the time of origination

Capital Management:

  The Company and Bank are subject to the same regulatory requirements and at December 31, 2016, both were well-capitalized under all regulatory requirements
  For the year, stockholders’ equity increased $40.8 million, or 8.6%, to $513.9 million due to net income of $64.9 million, partially offset by a decline in other comprehensive income of $2.8 million, the declaration and payment of dividends on the Company’s common stock, and the repurchase of 403,695 shares
  As of December 31, 2016, the Company had 495,905 shares that may be repurchased under the current authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share was $17.95 at December 31, 2016, compared to $17.90 at September 30, 2016 and $16.41 at December 31, 2015
  Tangible book value, a non-GAAP measure, per common share was $17.40 at December 31, 2016, compared to $17.35 at September 30, 2016 and $15.86 at December 31, 2015

About Flushing Financial Corporation

Flushing Financial Corporation is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 19 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow –

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended			For the twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015

Interest and Dividend Income
Interest and fees on loans	$49,973	$49,181	$45,859	$195,125	$178,720
Interest and dividends on securities:
Interest	5,866	6,173	6,461	25,141	24,827
Dividends	121	121	118	481	473
Other interest income	59	49	30	250	126
Total interest and dividend income	56,019	55,524	52,468	220,997	204,146

Interest Expense
Deposits	8,760	8,520	7,740	33,350	30,336
Other interest expense	4,908	5,291	5,312	20,561	19,390
Total interest expense	13,668	13,811	13,052	53,911	49,726

Net Interest Income	42,351	41,713	39,416	167,086	154,420
Provision (benefit) for loan losses	-	-	664	-	(956)
Net Interest Income After Provision (Benefit) for Loan Losses	42,351	41,713	38,752	167,086	155,376

Non-interest Income
Banking services fee income	983	826	1,245	3,758	3,805
Net (loss) gain on sale of securities	(839)	-	-	1,524	167
Net gain on sale of loans	-	240	67	584	422
Net gain on sale of buildings	14,204	-	-	48,018	6,537
Net loss from fair value adjustments	(509)	(823)	(920)	(3,434)	(1,841)
Federal Home Loan Bank of New York stock dividends	794	665	514	2,664	1,969
Gains from life insurance proceeds	2	47	-	460	-
Bank owned life insurance	701	707	723	2,797	2,880
Other income	90	191	516	1,165	1,780
Total non-interest income	15,426	1,853	2,145	57,536	15,719

Non-interest Expense
Salaries and employee benefits	15,801	14,795	12,622	60,825	53,093
Occupancy and equipment	2,550	2,576	2,415	9,848	10,206
Professional services	1,813	1,730	2,038	7,720	7,074
FDIC deposit insurance	613	536	859	2,993	3,236
Data processing	1,135	939	1,046	4,364	4,471
Depreciation and amortization	1,187	1,169	1,051	4,450	3,579
Other real estate owned/foreclosure expense	476	273	225	1,307	942
Prepayment penalty on borrowings	8,274	-	-	10,356	-
Other operating expenses	3,526	4,259	3,568	16,740	15,118
Total non-interest expense	35,375	26,277	23,824	118,603	97,719

Income Before Income Taxes	22,402	17,289	17,073	106,019	73,376

Provision for Income Taxes
Federal	8,062	5,568	5,061	33,580	21,843
State and local	54	1,087	378	7,523	5,324
Total taxes	8,116	6,655	5,439	41,103	27,167

Net Income	$14,286	$10,634	$11,634	$64,916	$46,209

Basic earnings per common share	$0.50	$0.37	$0.40	$2.24	$1.59
Diluted earnings per common share	$0.50	$0.37	$0.40	$2.24	$1.59
Dividends per common share	$0.17	$0.17	$0.16	$0.68	$0.64

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2016	2016	2015
ASSETS
Cash and due from banks	$35,857	$47,880	$42,363
Securities held-to-maturity:
Other securities	37,735	33,274	6,180
Securities available for sale:
Mortgage-backed securities	516,476	545,067	668,740
Other securities	344,905	365,812	324,657
Loans:
Multi-family residential	2,178,504	2,171,289	2,055,228
Commercial real estate	1,246,132	1,195,266	1,001,236
One-to-four family ― mixed-use property	558,502	555,691	573,043
One-to-four family ― residential	185,767	183,993	187,838
Co-operative apartments	7,418	7,494	8,285
Construction	11,495	11,250	7,284
Small Business Administration	15,198	14,339	12,194
Taxi medallion	18,996	20,536	20,881
Commercial business and other	597,122	564,972	506,622
Net unamortized premiums and unearned loan fees	16,559	16,447	15,368
Allowance for loan losses	(22,229)	(21,795)	(21,535)
Net loans	4,813,464	4,719,482	4,366,444
Interest and dividends receivable	20,228	19,833	18,937
Bank premises and equipment, net	26,561	26,000	25,622
Federal Home Loan Bank of New York stock	59,173	65,185	56,066
Bank owned life insurance	132,508	115,807	115,536
Goodwill	16,127	16,127	16,127
Other assets	55,453	44,788	63,962
Total assets	$6,058,487	$5,999,255	$5,704,634

LIABILITIES
Due to depositors:
Non-interest bearing	$333,163	$320,060	$269,469
Interest-bearing:
Certificate of deposit accounts	1,372,115	1,384,551	1,403,302
Savings accounts	254,283	258,058	261,748
Money market accounts	843,370	733,361	472,489
NOW accounts	1,362,484	1,296,475	1,448,695
Total interest-bearing deposits	3,832,252	3,672,445	3,586,234
Mortgagors' escrow deposits	40,216	49,276	36,844
Borrowed funds	1,266,563	1,360,515	1,271,676
Other liabilities	72,440	84,338	67,344
Total liabilities	5,544,634	5,486,634	5,231,567

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at December 31, 2016, September 30, 2016 and December 31, 2015; 28,632,904
shares, 28,632,796 shares and 28,830,558 shares outstanding at December 31, 2016,
September 30, 2016 and December 31, 2015, respectively)	315	315	315
Additional paid-in capital	214,462	213,488	210,652
Treasury stock (2,897,691 shares, 2,897,799 shares and 2,700,037 shares at
December 31, 2016, September 30, 2016 and December 31, 2015, respectively)	(53,754)	(53,373)	(48,868)
Retained earnings	361,192	351,942	316,530
Accumulated other comprehensive income (loss), net of taxes	(8,362)	249	(5,562)
Total stockholders' equity	513,853	512,621	473,067

Total liabilities and stockholders' equity	$6,058,487	$5,999,255	$5,704,634

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended						At or for the twelve months ended
	December 31,		September 30,		December 31,		December 31,
	2016		2016		2015		2016		2015
Per Share Data
Basic earnings per share	$0.50		$0.37		$0.40		$2.24		$1.59
Diluted earnings per share	$0.50		$0.37		$0.40		$2.24		$1.59
Average number of shares outstanding for:
Basic earnings per common share computation	28,849,783		28,861,101		28,862,319		28,956,859		29,106,112
Diluted earnings per common share computation	28,859,665		28,874,979		28,878,829		28,969,582		29,126,108
Shares outstanding	28,632,904		28,632,796		28,830,558		28,632,904		28,830,558
Book value per common share (1)	$17.95		$17.90		$16.41		$17.95		$16.41
Tangible book value per common share (2)	$17.40		$17.35		$15.86		$17.40		$15.86

Stockholders' Equity
Stockholders' equity	$513,853		$512,621		$473,067		$513,853		$473,067
Tangible stockholders' common equity	498,115		496,901		457,346		498,115		457,346

Average Balances
Total loans, net	$4,757,124		$4,686,593		$4,230,033		$4,600,682		$4,033,478
Total interest-earning assets	5,717,298		5,684,413		5,284,978		5,626,748		5,084,179
Total assets	6,003,125		5,976,725		5,569,011		5,913,534		5,361,144
Total due to depositors	3,796,337		3,673,731		3,507,037		3,748,822		3,429,714
Total interest-bearing liabilities	5,077,893		5,059,620		4,765,134		5,035,989		4,586,446
Stockholders' equity	512,317		508,974		470,765		496,820		465,194

Performance Ratios (3)
Return on average assets	0.95%		0.71%		0.84%		1.10%		0.86%
Return on average equity	11.15		8.36		9.89		13.07		9.93
Yield on average interest-earning assets	3.92		3.91		3.97		3.93		4.02
Cost of average interest-bearing liabilities	1.08		1.09		1.10		1.07		1.08
Interest rate spread during period	2.84		2.82		2.87		2.86		2.94
Net interest margin	2.96		2.94		2.98		2.97		3.04
Non-interest expense to average assets	2.36		1.76		1.71		2.01		1.82
Efficiency ratio (4)	59.63		57.37		56.00		59.64		58.57
Average interest-earning assets to average
interest-bearing liabilities	1.13	X	1.12	X	1.11	X	1.12	X	1.11	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.

(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Reconciliation of GAAP Earnings and Core Earnings”.

(3) Ratios are presented on an annualized basis, where appropriate.

(4) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense, prepayment penalties from the extinguishment of debt and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from fair value adjustments, net gain and losses from the sale of securities, life insurance proceeds, and sale of buildings).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the year	At or for the year
	ended	ended
	December 31, 2016	December 31, 2015

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$539,228	$490,919
Common equity Tier 1 capital	506,432	462,883
Total risk-based capital	636,457	512,454

Tier 1 leverage capital (well capitalized = 5%)	9.00%	8.84%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.79	11.83
Tier 1 risk-based capital (well capitalized = 8.0%)	12.56	12.55
Total risk-based capital (well capitalized = 10.0%)	14.82	13.10

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$607,033	$494,690
Common equity Tier 1 capital	607,033	494,690
Total risk-based capital	629,262	516,226

Tier 1 leverage capital (well capitalized = 5%)	10.12%	8.89%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	14.12	12.62
Tier 1 risk-based capital (well capitalized = 8.0%)	14.12	12.62
Total risk-based capital (well capitalized = 10.0%)	14.64	13.17

Capital ratios:
Average equity to average assets	8.40%	8.68%
Equity to total assets	8.48	8.29
Tangible stockholders' common equity to tangible assets (1)	8.24	8.04

Asset quality:
Non-accrual loans (2)	$21,030	$22,817
Non-performing loans	21,416	26,077
Non-performing assets	21,949	31,009
Net charge-offs/ (recoveries)	(694)	2,605

Asset quality ratios:
Non-performing loans to gross loans	0.44%	0.60%
Non-performing assets to total assets	0.36	0.54
Allowance for loan losses to gross loans	0.46	0.49
Allowance for loan losses to non-performing assets	101.28	69.45
Allowance for loan losses to non-performing loans	103.80	82.58

Full-service customer facilities	19	19

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	December 31, 2016				September 30, 2016				December 31, 2015
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,140,511	$44,219	4.27%		$4,093,240	$43,777	4.28%		$3,697,169	$41,184	4.46%
Other loans, net	616,613	5,754	3.73		593,353	5,402	3.64		532,864	4,675	3.51
Total loans, net (1)	4,757,124	49,973	4.20		4,686,593	49,179	4.20		4,230,033	45,859	4.34
Taxable securities:
Mortgage-backed
securities	514,527	3,002	2.33		554,515	3,350	2.42		674,103	4,281	2.54
Other securities	248,765	2,203	3.54		245,477	2,162	3.52		199,258	1,501	3.01
Total taxable securities	763,292	5,205	2.73		799,992	5,512	2.76		873,361	5,782	2.65
Tax-exempt securities: (2)
Other securities	147,184	782	2.13		148,004	784	2.12		128,024	797	2.49
Total tax-exempt securities	147,184	782	2.13		148,004	784	2.12		128,024	797	2.49
Interest-earning deposits
and federal funds sold	49,698	59	0.47		49,824	49	0.39		53,560	30	0.22
Total interest-earning
assets	5,717,298	56,019	3.92		5,684,413	55,524	3.91		5,284,978	52,468	3.97
Other assets	285,827				292,312				284,033
Total assets	$6,003,125				$5,976,725				$5,569,011

Interest-bearing Liabilities:
Deposits:
Savings accounts	$256,677	309	0.48		$258,884	306	0.47		$262,103	299	0.46
NOW accounts	1,370,618	2,028	0.59		1,384,368	1,979	0.57		1,405,933	1,746	0.50
Money market accounts	780,233	1,315	0.67		601,709	990	0.66		463,551	536	0.46
Certificate of deposit
accounts	1,388,809	5,081	1.46		1,428,770	5,213	1.46		1,375,450	5,134	1.49
Total due to depositors	3,796,337	8,733	0.92		3,673,731	8,488	0.92		3,507,037	7,715	0.88
Mortgagors' escrow
accounts	58,151	27	0.19		48,840	32	0.26		54,121	25	0.18
Total interest-bearing
deposits	3,854,488	8,760	0.91		3,722,571	8,520	0.92		3,561,158	7,740	0.87
Borrowings	1,223,405	4,908	1.60		1,337,049	5,291	1.58		1,203,976	5,312	1.76
Total interest-bearing
liabilities	5,077,893	13,668	1.08		5,059,620	13,811	1.09		4,765,134	13,052	1.10
Non interest-bearing
demand deposits	331,232				318,188				270,651
Other liabilities	81,683				89,943				62,461
Total liabilities	5,490,808				5,467,751				5,098,246
Equity	512,317				508,974				470,765
Total liabilities and
equity	$6,003,125				$5,976,725				$5,569,011

Net interest income /
net interest rate spread		$42,351	2.84%			$41,713	2.82%			$39,416	2.87%

Net interest-earning assets /
net interest margin	$639,405		2.96%		$624,793		2.94%		$519,844		2.98%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.13	X			1.12	X			1.11	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.9 million, $0.9 million and $1.1 million for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively.

(2) Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the year ended
	December 31, 2016				December 31, 2015
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,014,734	$173,419	4.32%		$3,524,331	$161,115	4.57%
Other loans, net	585,948	21,706	3.70		509,147	17,605	3.46
Total loans, net (1)	4,600,682	195,125	4.24		4,033,478	178,720	4.43
Taxable securities:
Mortgage-backed
securities	581,505	14,231	2.45		693,893	17,309	2.49
Other securities	243,567	8,243	3.38		163,604	4,398	2.69
Total taxable securities	825,072	22,474	2.72		857,497	21,707	2.53
Tax-exempt securities: (2)
Other securities	142,472	3,148	2.21		134,807	3,593	2.67
Total tax-exempt securities	142,472	3,148	2.21		134,807	3,593	2.67
Interest-earning deposits
and federal funds sold	58,522	250	0.43		58,397	126	0.22
Total interest-earning
assets	5,626,748	220,997	3.93		5,084,179	204,146	4.02
Other assets	286,786				276,965
Total assets	$5,913,534				$5,361,144

Interest-bearing Liabilities:
Deposits:
Savings accounts	$260,948	1,219	0.47		$264,891	1,151	0.43
NOW accounts	1,496,712	7,891	0.53		1,432,609	6,593	0.46
Money market accounts	581,390	3,592	0.62		380,595	1,551	0.41
Certificate of deposit
accounts	1,409,772	20,536	1.46		1,351,619	20,943	1.55
Total due to depositors	3,748,822	33,238	0.89		3,429,714	30,238	0.88
Mortgagors' escrow
accounts	56,152	112	0.20		52,364	98	0.19
Total interest-bearing
deposits	3,804,974	33,350	0.88		3,482,078	30,336	0.87
Borrowings	1,231,015	20,561	1.67		1,104,368	19,390	1.76
Total interest-bearing
liabilities	5,035,989	53,911	1.07		4,586,446	49,726	1.08
Non interest-bearing
demand deposits	305,096				250,488
Other liabilities	75,629				59,016
Total liabilities	5,416,714				4,895,950
Equity	496,820				465,194
Total liabilities and
equity	$5,913,534				$5,361,144

Net interest income /
net interest rate spread		$167,086	2.86%			$154,420	2.94%

Net interest-earning assets /
net interest margin	$590,759		2.97%		$497,733		3.04%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.11	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $4.2 million for each of the years ended December 31, 2016 and 2015, respectively.

(2) Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Unaudited)

					December 2016 vs.		December 2016 vs.
	December 31,	September 30,	June 30,	March 31,	September, 2016	December 31,	December 2015
(Dollars in thousands)	2016	2016	2016	2016	% Change	2015	% Change
Deposits
Non-interest bearing	$333,163	$320,060	$317,112	$280,450	4.1%	$269,469	23.6%
Interest bearing:
Certificate of deposit
accounts	1,372,115	1,384,551	1,411,550	1,362,062	(0.9%)	1,403,302	(2.2%)
Savings accounts	254,283	258,058	260,528	268,057	(1.5%)	261,748	(2.9%)
Money market accounts	843,370	733,361	452,589	485,774	15.0%	472,489	78.5%
NOW accounts	1,362,484	1,296,475	1,453,540	1,610,932	5.1%	1,448,695	(6.0%)
Total interest-bearing
deposits	3,832,252	3,672,445	3,578,207	3,726,825	4.4%	3,586,234	6.9%

Total deposits	$4,165,415	$3,992,505	$3,895,319	$4,007,275	4.3%	$3,855,703	8.0%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)

Loan Origination and Purchases

	For the three months			For the year ended
	December 31,	September 30,	December 31,	December 31,
(In thousands)	2016	2016	2015	2016	2015
Multi-family residential	$77,812	$61,378	$104,622	$371,197	$373,843
Commercial real estate	77,607	68,970	157,005	322,721	452,089
One-to-four family – mixed-use property	20,242	12,618	23,390	62,735	68,295
One-to-four family – residential	7,770	3,362	6,135	24,820	40,831
Co-operative apartments	-	-	-	470	1,625
Construction	9,738	1,920	1,613	15,772	4,999
Small Business Administration	1,662	470	2,548	8,447	11,261
Commercial business and other	87,761	84,525	100,279	326,776	280,518
Total	$282,592	$233,243	$395,592	$1,132,938	$1,233,461

Loan Composition

					December 2016 vs.		December 2016 vs.
	December 31,	September 30,	June 30,	March 31,	September 2016	December 31,	December 2015
(Dollars in thousands)	2016	2016	2016	2016	% Change	2015	% Change
Loans:
Multi-family residential	$2,178,504	$2,171,289	$2,159,138	$2,039,794	0.3%	$2,055,228	6.0%
Commercial real estate	1,246,132	1,195,266	1,146,400	1,058,028	4.3%	1,001,236	24.5%
One-to-four family ―
mixed-use property	558,502	555,691	566,702	571,846	0.5%	573,043	(2.5%)
One-to-four family ― residential	185,767	183,993	190,251	191,158	1.0%	187,838	(1.1%)
Co-operative apartments	7,418	7,494	7,571	8,182	(1.0%)	8,285	(10.5%)
Construction	11,495	11,250	9,899	7,472	2.2%	7,284	57.8%
Small Business Administration	15,198	14,339	14,718	14,701	6.0%	12,194	24.6%
Taxi medallion	18,996	20,536	20,641	20,757	(7.5%)	20,881	(9.0%)
Commercial business and other	597,122	564,972	564,084	531,322	5.7%	506,622	17.9%
Net unamortized premiums
and unearned loan fees	16,559	16,447	16,875	15,281	0.7%	15,368	7.7%
Allowance for loan losses	(22,229)	(21,795)	(22,198)	(21,993)	2.0%	(21,535)	3.2%
Net loans	$4,813,464	$4,719,482	$4,674,081	$4,436,548	2.0%	$4,366,444	10.2%

Loan Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2016	2016	2016	2016	2015
Loans originated and purchased	$282,592	$233,243	$387,863	$229,240	$395,592
Principal reductions	(187,780)	(183,583)	(149,308)	(152,521)	(206,125)
Loans sold	-	(3,693)	(2,310)	(5,515)	(1,164)
Loan charged-offs	(370)	(541)	(101)	(147)	(2,478)
Foreclosures	(138)	-	-	(408)	(34)
Net change in deferred (fees) and costs	112	(428)	1,594	(87)	1,239
Net change in the allowance for loan losses	(434)	403	(205)	(458)	1,438
Total loan activity	$93,982	$45,401	$237,533	$70,104	$188,468

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Loans 90 Days Or More Past Due
and Still Accruing:
Multi-family residential	$-	$-	$574	$792	$233
Commercial real estate	-	1,183	320	1,083	1,183
One-to-four family - mixed-use property	386	470	635	743	611
One-to-four family - residential	-	-	13	13	13
Construction	-	-	-	570	1,000
Commercial business and other	-	-	-	-	220
Total	386	1,653	1,542	3,201	3,260

Non-accrual Loans:
Multi-family residential	1,837	1,649	3,162	3,518	3,561
Commercial real estate	1,148	1,157	2,299	3,295	2,398
One-to-four family - mixed-use property	4,025	4,534	6,005	5,519	5,952
One-to-four family - residential	8,241	8,340	8,406	8,861	10,120
Small business administration	1,886	2,132	185	201	218
Taxi Medallion	3,825	3,971	196	196	-
Commercial business and other	68	99	128	511	568
Total	21,030	21,882	20,381	22,101	22,817

Total Non-performing Loans	21,416	23,535	21,923	25,302	26,077

Other Non-performing Assets:
Real estate acquired through foreclosure	533	2,839	3,668	4,602	4,932
Total	533	2,839	3,668	4,602	4,932

Total Non-performing Assets	$21,949	$26,374	$25,591	$29,904	$31,009

Non-performing Assets to Total Assets	0.36%	0.44%	0.43%	0.51%	0.54%
Allowance For Loan Losses to Non-performing Loans	103.8%	92.6%	101.3%	86.9%	82.6%

Net Charge-Offs (Recoveries)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2016	2016	2016	2016	2015
Multi-family residential	$(103)	$79	$(183)	$29	$(35)
Commercial real estate	-	(11)	-	-	-
One-to-four family – mixed-use property	(520)	24	36	(173)	18
One-to-four family – residential	40	-	7	(299)	97
Small Business Administration	186	317	(42)	(31)	17
Taxi Medallion	142	-	-	-	-
Commercial business and other	(179)	(6)	(23)	16	2,005
Total net loan charge-offs (recoveries)	$(434)	$403	$(205)	$(458)	$2,102

Core Diluted EPS, Core ROAE, Core ROAA, tangible book value per common share and tangible common stockholders’ equity are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per share and tangible common stockholders’ equity are useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

GAAP income before income taxes	$22,402	$17,289	$17,073	$106,019	$73,376

Net loss from fair value adjustments	509	823	920	3,434	1,841
Net loss (gain) on sale of securities	839	-	-	(1,524)	(167)
Gain from life insurance proceeds	(2)	(47)	-	(460)	-
Net gain on sale of buildings	(14,204)	-	-	(48,018)	(6,537)
Prepayment penalty on borrowings	8,274	-	-	10,356	-

Core income before taxes	17,818	18,065	17,993	69,807	68,513

Provision for income taxes for core income	6,227	6,736	5,820	25,855	25,067

Core net income	$11,591	$11,329	$12,173	$43,952	$43,446

GAAP diluted earnings per common share	$0.50	$0.37	$0.40	$2.24	$1.59

Net loss from fair value adjustments, net of tax	0.01	0.03	0.02	0.07	0.03
Net loss (gain) on sale of securities, net of tax	0.02	-	-	(0.03)	-
Gain from life insurance proceeds	-	-	-	(0.02)	-
Net gain on sale of buildings, net of tax	(0.29)	-	-	(0.95)	(0.13)
Prepayment penalty on borrowings, net of tax	0.17	-	-	0.21	-

Core diluted earnings per common share*	$0.40	$0.39	$0.42	$1.52	$1.49

Core net income, as calculated above	$11,591	$11,329	$12,173	$43,952	$43,446
Average assets	6,003,125	5,976,725	5,569,011	5,913,534	5,361,144
Average equity	512,317	508,974	470,765	496,820	465,194
Core return on average assets**	0.77%	0.76%	0.87%	0.74%	0.81%
Core return on average equity**	9.05%	8.90%	10.34%	8.85%	9.34%

* Core diluted earnings per common share may not foot due to rounding.
** Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Unaudited)

	December 31,	December 31,
(Dollars in thousands)	2016	2015
Total Equity	$513,853	$473,067
Less:
Goodwill	(16,127)	(16,127)
Intangible deferred tax liabilities	389	406
Tangible Stockholders' Common Equity	$498,115	$457,346

Total Assets	$6,058,487	$5,704,634
Less:
Goodwill	(16,127)	(16,127)
Intangible deferred tax liabilities	389	406
Tangible Assets	$6,042,749	$5,688,913

Tangible Stockholders' Common Equity to Tangible Assets	8.24%	8.04%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400